UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2015
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THE WESTERN UNION COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 East Belford Avenue Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

(866) 405-5012
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 15, 2015, the Board of Directors (the “Board”) of The Western Union Company (the “Company”) approved amendments to Article VIII of the Amended and Restated By-laws of the Company (the “By-laws”), effective immediately, to extend the Company’s indemnity obligations, subject to certain qualifications and as permitted by Delaware law, to any person who is or was serving at the request of the Company as a director, officer, or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The amendments extend advancement of certain legal expenses to such persons as well, except in a matter in which the Company or a subsidiary of the Company brings an action against a person who is or was serving at the Company’s request as an employee, but not as an officer, of the Company or against a person who is or was serving at the Company’s request as an employee, but not as a director or officer,of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

The foregoing description of the amendments to the By-laws is qualified in its entirety by the text of the By-Laws, as amended, which are filed as Exhibit 3.2 to this Current Report on Form 8-K, and are incorporated by reference in their entirety into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
3.2	Amended and Restated By-Laws of the Company, as amended as of May 15, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2015	THE WESTERN UNION COMPANY

	By:	/s/ DARREN A. DRAGOVICH
	Name:	Darren A. Dragovich
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.2	Amended and Restated By-Laws of the Company, as amended as of May 15, 2015.